EXECUTION COPY

            This Trust Supplement No. 1999-2C, dated as of June 25, 1999 (herein called the "Trust Supplement"), by and among Northwest Airlines Corporation, a Delaware corporation (the "Guarantor"), Northwest Airlines, Inc., a Minnesota corporation (the "Company"), and State Street Bank and Trust Company of Connecticut, National Association (the "Trustee"), to the Pass Through Trust Agreement, dated as of June 3, 1999, by and among the Guarantor, the Company and the Trustee (the "Basic Agreement").

                              W I T N E S S E T H:

            WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates which may be issued thereunder, has heretofore been executed and delivered;

            WHEREAS, unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement;

            WHEREAS, the Company intends to finance the acquisition of seven new Airbus A320 aircraft and fourteen new Airbus A319 aircraft either (i) through separate leveraged lease transactions, in which case the Company will lease such aircraft (collectively, the "Leased Aircraft") or (ii) through separate secured loan transactions, in which case the Company will own such aircraft (collectively, the "Owned Aircraft");

            WHEREAS, in the case of each Owned Aircraft, each Owner Trustee, acting on behalf of its respective Owner Participant, will issue, on a non-recourse basis, Equipment Notes, among other things, to finance a portion of the purchase price of such Leased Aircraft purchased or to be purchased by such Owner Trustee and leased or to be leased to the Company pursuant to the related Lease;

            WHEREAS, in the case of an Owned Aircraft, the Company will issue Equipment Notes to finance a portion of the purchase price of such Owned Aircraft;

            WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall purchase such Equipment Notes issued by each Owner Trustee or the Company, as the case may be, having the same interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

            WHEREAS, the Trustee hereby declares the creation of this Trust (the "1999-2C Trust" or the "Applicable Trust") for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the 1999-2C Trust, by their respective acceptances of the Certificates, join in the creation of this 1999-2C Trust with the Trustee;

            WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

            WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

            NOW THEREFORE, in consideration of the premises herein, it is agreed by and among the Guarantor, the Company and the Trustee as follows:

                                    ARTICLE I
                                THE CERTIFICATES

            Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "Pass Through Certificates, Series 1999-2C" (hereinafter defined as the "Series 1999-2C Certificates" or the "Applicable Certificates"). Each Series 1999-2C Certificate represents a Fractional Undivided Interest in the 1999-2C Trust created hereby.

            The terms and conditions applicable to the Series 1999-2C Certificates are as follows:

            (a) The aggregate principal amount of the Series 1999-2C Certificates that shall be authenticated under the Agreement (except for Series 1999-2C Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.05 of the Basic Agreement) upon their initial issuance is $102,122,000.

            (b) The Cut-off Date is the earlier of (i) May 31, 2000 and (ii) the day Equipment Notes with respect to all of the Aircraft (as defined below) have been acquired by the Applicable Trust.

            (c) The Regular Distribution Dates with respect to any payment of Scheduled Payments means each March 1 and September 1, commencing on March 1, 2000, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

            (d) The Special Distribution Dates are as follows: (i) when used with respect to the redemption or purchase of any Equipment Notes, the day (which shall be a Business Day) on which such redemption or purchase is scheduled to occur pursuant to the terms of the applicable Indenture and
      (ii) when used with respect to a Special Payment other than as described in clause (i) above, 15 days after the last date on which the Trustee must give notice pursuant to Section 4.02(c) of the Basic Agreement (or the next Business Day after such 15th day if such date is not a Business Day).

            (e) (i) The Series 1999-2C Certificates shall be in the form attached hereto as Exhibit A. Each purchaser of Series 1999-2C Certificates, by its acceptance of such Certificate or its interest therein, will be deemed to represent and warrant to and for the benefit of each Owner Participant and the Company that either (x) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to
      Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or of entities which may be deemed to hold such plans, have not been used to purchase Series 1999-2C Certificates or (y) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold such Certificate will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

            (ii) The Series 1999-2C Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations among the Guarantor, the Company and the Clearing Agency (the "Clearing Agency") attached hereto as Exhibit B.

            (f) The Scheduled Payments of principal shall be as set forth in Exhibit C hereto.

            (g) The proceeds of the Series 1999-2C Certificates shall be deposited in the Deposit Accounts and will be used in accordance with the Escrow Agreement and the Deposit Agreement.

            (h) When each Aircraft is delivered, either the Owner Trustee (in the case of a Leased Aircraft), acting on behalf of its respective Owner Participant, will issue on a non-recourse basis, or the Company (in the case of an Owned Aircraft) will issue on a recourse basis, the Equipment Notes, the proceeds of which shall be used, among other things, to finance a portion of the purchase price to such Owner Trustee or the Company, as the case may be, of the following Aircraft:

            Registration Number           Aircraft Type         Engine Type
            -------------------           -------------         -----------

      N364NW ........................... Airbus A320-212         CFM56-5A3
      N365NW ........................... Airbus A320-212         CFM56-5A3
      N366NW ........................... Airbus A320-212         CFM56-5A3
      N367NW ........................... Airbus A320-212         CFM56-5A3
      N368NW ........................... AIrbus A320-212         CFM56-5A3
      N369NW ........................... Airbus A320-212         CFM56-5A3
      N370NW ........................... Airbus A320-212         CFM56-5A3
      N301NB ........................... Airbus A319-113         CFM56-5A4
      N302NB ........................... Airbus A319-113         CFM56-5A4
      N303NB ........................... Airbus A319-113         CFM56-5A4

            Registration Number           Aircraft Type         Engine Type
            -------------------           -------------         -----------

      N304NB.........................    Airbus A319-113         CFM56-5A4
      N305NB.........................    Airbus A319-113         CFM56-5A4
      N306NB.........................    Airbus A319-113         CFM56-5A4
      N307NB.........................    Airbus A319-113         CFM56-5A4
      N308NB.........................    Airbus A319-113         CFM56-5A4
      N309NB.........................    Airbus A319-113         CFM56-5A4
      N310NB.........................    Airbus A319-113         CFM56-5A4
      N311NB.........................    Airbus A319-113         CFM56-5A4
      N312NB.........................    Airbus A319-113         CFM56-5A4
      N313NB.........................    Airbus A319-113         CFM56-5A4
      N314NB.........................    Airbus A319-113         CFM56-5A4

            (i) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Series 1999-2C Certificate. In any event, any transfer or exchange of any Series 1999-2C Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Series 1999-2C Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Series 1999-2C Certificate to which an Escrow Receipt is attached, each Certificateholder of such a Series 1999-2C Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

            Section 1.02. Intercreditor Agreement. The Series 1999-2C Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

            Section 1.03. Ranking of Series 1999-2C Certificates. The Series 1999-2C Certificates will be subject to the ranking and priority as set forth in the Intercreditor Agreement.

            Section 1.04. Liquidity Facility. Payments of interest on the Series 1999-2C Certificates will be supported by a Liquidity Facility to be provided by the Liquidity Provider for the benefit of the Certificateholders.

            Section 1.05. Ranking of Equipment Notes. The Equipment Notes will be subject to the ranking and priority as set forth in the related Indenture.

            Section 1.06. No Cross-Default or Cross-Collateralization of Equipment Notes. As set forth in the related Indenture, there will not be any cross-collateralization provisions or cross-default provisions in respect of the Equipment Notes.

                                   ARTICLE II
                             PREDELIVERY FUNDING AND
                               STATEMENT OF INTENT

            Section 2.01. Predelivery Funding. On the date hereof, the proceeds from the issuance of the Applicable Certificates will be deposited in the Deposit Accounts on behalf of the Escrow Agent. Pursuant to the terms of the Deposit Agreement and the Note Purchase Agreement, a portion of the proceeds from the issuance of the Applicable Certificates will be withdrawn from the Deposit Account on any date on which an Owner Trustee (in the case of a Leased Aircraft) or the Company (in the case of an Owned Aircraft) issues Equipment Notes with respect to an Aircraft.

            Section 2.02. Statement of Intent. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a trust or association taxable as a corporation or a partnership. Each of the parties hereto and each Applicable Certificateholder, or beneficial owner of an Applicable Certificate, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat for all U.S. federal, state and local income tax purposes (i) the Applicable Trust as a grantor trust and (ii) Equipment Notes to be issued (or assumed) by an Owner Trust (in the case of a Leased Aircraft) as indebtedness of such Owner Trust, and Equipment Notes issued by the Company (in the case of an Owned Aircraft) as indebtedness of the Company.

                                   ARTICLE III
                                   DEFINITIONS

            Section 3.01. Definitions. (a) For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings:

            Aircraft: Means the seven new Airbus A320 aircraft and fourteen new Airbus A319 aircraft which were sold or are expected to be sold to the Owner Trustee or the Company during the period from March 1999 through February 2000.

            Applicable Certificateholder: Means the holder of an Applicable Certificate.

            Class D Certificateholder: Means the holder of a Class D
      Certificate.

            Class D Certificates: Has the meaning assigned in the Intercreditor Agreement.

            Clearing Agency: Has the meaning specified in Section 1.01(e) hereof.

            Clearing Agency Participant: Means any of the participants in the Clearing Agency.

            Closing Notice: Has the meaning specified in the Note Purchase Agreement.

            Cut-off Date: Has the meaning specified in Section 1.01(b).

            Deposit Account: Means an account established under Section 1.2 of the Deposit Agreement.

            Deposit Agreement: Means the Deposit Agreement dated as of June 25, 1999 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            Deposit Make-Whole Amount: Has the meaning specified in the Note Purchase Agreement.

            Depositary: Means ABN AMRO Bank N.V., Chicago Branch.

            Deposits: Has the meaning specified in the Note Purchase Agreement.

            Distribution Date: Means any Regular Distribution Date or Special Distribution Date.

            Escrow Agent: Means initially, First Security Bank, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

            Escrow Agreement: Means the Escrow and Paying Agent Agreement dated as of June 25, 1999 relating to the Applicable Certificates, among the Escrow Agent, the Paying Agent, the Trustee and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            Escrow Receipt: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in the Paying Agent Account (as defined in the Escrow Agreement).

            Final Withdrawal: With respect to the Escrow Agreement, has the meaning set forth in Section 1.2 thereof.

            Final Withdrawal Date: Means the date on which the Final Withdrawal occurs.

            Intercreditor Agreement: Means the Intercreditor Agreement, dated as of the date hereof, by and among the Trustee, the Other Trustees, the Liquidity Providers named therein and State Street Bank and Trust Company, as Subordination Agent.

            Leased Aircraft: Has the meaning specified in the recitals hereto.

            Liquidity Facility: Has the meaning specified in the Note Purchase Agreement.

            Note Documents: With respect to any Equipment Note, means the Note Purchase Agreement, the related Indenture, the related Participation Agreement, and, if the related Aircraft is leased to the Company, the related Lease.

            Note Purchase Agreement: Means the Note Purchase Agreement, dated as of the date hereof, among the Company, the Trustee, the Other Trustees, State Street Bank and Trust Company, as Subordination Agent, the Escrow Agent and the Paying Agent.

            Notice of Purchase Withdrawal: Has the meaning specified in the Note Purchase Agreement.

            Other Agreements: Means the Basic Agreement as supplemented by Trust Supplement No. 1999-2A (the "1999-2A Trust Supplement") dated the date hereof relating to Northwest Airlines 1999-2A Pass Through Trust and by Trust Supplement No. 1999-2B (the "1999-2B Trust Supplement") dated the date hereof relating to the Northwest Airlines 1999-2B Pass Through Trust.

            Other Trustees: Means the trustee under the Other Agreements, and any successor or other trustee appointed as provided therein.

            Owned Aircraft: Has the meaning specified in the recitals hereto.

            Participation Agreement: Has the meaning specified in the Note Purchase Agreement.

            Paying Agent: Means State Street Bank and Trust Company.

            Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made in respect of such Applicable Certificates or in respect of Deposits relating to the Applicable Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

            Prospectus Supplement: Means the Prospectus Supplement dated June 18, 1999, relating to the offering of the Class A Certificates, the Class B Certificates and the Class C Certificates (each as defined in the Intercreditor Agreement).

            Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or other Trust Property and the distribution thereof to be made on that date.

            Record Date: Means the date preceding any Distribution Date on which the Applicable Certificateholders are determined for purposes of the distribution which will occur on such Distribution Date.

            Scheduled Closing Date: Has the meaning specified in the Note Purchase Agreement.

            Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note.

            Special Redemption Premium: Means the Deposit Make-Whole Amount payable by the Company in respect of the Final Withdrawal pursuant to the Note Purchase Agreement.

            Trust Property: Means (i) the Equipment Notes held as the property of the Trust and, subject to the Intercreditor Agreement, all monies at any time paid thereon and all monies due and to become due thereunder,
      (ii) the rights of the Trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Deposit Accounts funds sufficient to enable the Trust to purchase Equipment Notes on the delivery of an Aircraft, (iii) funds from time to time deposited in the Certificate Account and the Special Payments Account, and (iv) all rights of the Trust and the Trustee, on behalf of the Trust, under the Intercreditor Agreement, the Note Purchase Agreement and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Trust pursuant to the Intercreditor Agreement or the Liquidity Facility.

            Trusts: Means, collectively, the Northwest Airlines 1999 Pass Through Trusts to be formed pursuant to the Basic Agreement, as supplemented by this Trust Supplement and the Other Agreements.

            Underwriters: Means the several Underwriters named in and who are parties to the Underwriting Agreement.

            Underwriting Agreement: Means the Underwriting Agreement dated as of June 18, 1999 by and among the Company, the Guarantor, Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, ABN AMRO Incorporated, Credit Lyonnais Securities (USA) Inc. and Deutsche Bank Securities Inc.

                                   ARTICLE IV
                                   THE TRUSTEE

            Section 4.01. Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement and the Note Purchase Agreement, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections 3.03, 3.04, 3.05 and 3.09 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph.

            (b) On or after the Issuance Date the Company may deliver from time to time to the Trustee a Closing Notice relating to one or more Equipment Notes. After receipt of a Closing Notice and in any case no later than two Business Days prior to a Scheduled Closing Date as to which such Closing Notice relates (the "Applicable Delivery Date"), the Trustee shall (as and when specified in the Closing Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Owner Trustee or the Company, as the case may be, issuing such Equipment Notes, all as shall be described in the Closing Notice. The Trustee shall (as and when specified in such Closing Notice), subject to the conditions set forth in Section 3 of the Note Purchase Agreement, enter into and perform its obligations under the Participation Agreement specified in such Closing Notice (the "Applicable Participation Agreement") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to Section 2(e) or 2(f) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the Note Purchase Agreement and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Delivery Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement.

            Section 4.02. Withdrawal of Deposits. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, (i) the Trustee shall give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "Final Withdrawal Notice") and (ii) the Trustee will make a demand upon the Company for an amount equal to the Special Redemption Premium, such payment to be made on the Final Withdrawal Date.

            Section 4.03. The Trustee. (a) Subject to Section 4.04 of this Trust Supplement and Section 7.14 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company.

            (b) Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

            Section 4.04. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

            (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party;

            (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

            (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

            (d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and
      (ii) general principles of equity.

            Section 4.05. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.16 of the Basic Agreement, that it will, at its own cost and expense, promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.

                                    ARTICLE V
                             SUPPLEMENTAL AGREEMENT

            Section 5.01. Supplemental Agreements Without Consent of Certificateholders.

            (a) Under the terms of, and subject to the limitations contained in,
Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental to the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement, for any of the purposes set forth in clauses (1) through
(7) of such Section 9.01, except that (a) clause (3) of such Section 9.01 shall be deemed to include the Company's rights and powers conferred by the Note Purchase Agreement and (b) clause (4) of such Section 9.01 shall be deemed to include corrections or supplements to provisions of the Escrow Agreement or the Deposit Agreement which may be defective or inconsistent with any other provision of this Agreement or contained in any agreement referred to in such clause (4) and the curing of any ambiguity or the modification of any other provision with respect to matters or questions arising under the Escrow Agreement or the Deposit Agreement.

            (b) If Class D Certificates are issued, the Company, the Guarantor and the Trustee, without the consent of the Applicable Certificateholders, may enter into an agreement supplemental to this Trust Supplement whereby Class D Certificateholders shall be granted purchase rights similar to those set forth in Section 7.01 hereof.

            (c) Any supplemental agreement entered into pursuant to Sections 5.01(a) and (b) may not adversely affect the status of the Trust for U.S. federal income tax purposes, as either (i) a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or (ii) a partnership.

            Section 5.02. Supplement Agreements with Consent of Certificateholders. The provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement to the extent applicable to the Certificateholders approving such agreement or amendment or modifying in any manner the rights and obligations of such Certificateholders under the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Certificateholders of payments upon the Deposits.

                                   ARTICLE VI
                 DISTRIBUTIONS; STATEMENT TO CERTIFICATEHOLDERS

            Section 6.01. Additions to Article IV of the Basic Agreement. In addition to the provisions of Article IV of the Basic Agreement, the following provisions shall apply to the Trust:

            (a) Upon the payment of Special Redemption Premium to the Trustee under the Note Purchase Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Redemption Premium in the Special Payments account;

            (b) The distribution of amounts of Special Redemption Premium as provided for in Section 4.02(b) of the Basic Agreement shall be on the Special Distribution Date with respect to such Special Payment or as soon thereafter as the Trustee has confirmed receipt of the related Special Redemption Premium;

            (c) In the event of the payment of a Special Redemption Premium by the Company to the Trustee under the Note Purchase Agreement, the notice provided for in Section 4.02(c) of the Basic Agreement shall be mailed, together with the notice by the Paying Agent under Section 2.6 of the Escrow Agreement, not less that 15 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date: and

            (d) The last sentence of the first paragraph of Section 4.02(c) of the Basic Agreement shall apply equally if the amount of Special Redemption Premium, if any, has not been calculated at the time the Trustee mails notice of a Special Payment.

            Section 6.02. Statements to Applicable Certificateholders; Federal Income Tax Reporting. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, including any Special Redemption Premium, reflecting in part the information provided by the Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

            (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

            (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including the Special Redemption Premium), if any;

            (iii) the amount of such distribution under the Agreement allocable to interest;

            (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

            (v) the amount of such distribution under the Escrow Agreement allocable to Deposits; and

            (vi) the Pool Balance and the Pool Factor.

            With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and
(a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable

Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 6.02(a) hereof.

            (c) Promptly following (i) the Cut-off Date, if there has been any change in the information set forth in clauses (x) and (y) below from that set forth in page S-37 of the Prospectus Supplement, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Factors for each subsequent Regular Distribution Date following the Cut-off Date and (y) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Cut-off Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (d) Unless and until required otherwise by applicable authority, the Trustee shall treat the Trust as a "grantor trust" under Subpart E, Part I, Subchapter J of Chapter 1 of the Code, and shall file annually with the Internal Revenue Service Form 1041, indicating the name and address of the Trust and otherwise completed in blank, with attached statements identifying each Certificateholder and its pro rata share of the income and expenses of the Trust for the applicable portion of the preceding calendar year, on the cash or accrual method, as the case may be, and shall furnish each Certificateholder with a copy of its statement at the time and in the manner required by the Code.

            (e) This Section 6.02 supersedes and replaces Section 4.03 of the Basic Agreement.

                                   ARTICLE VII
                                     DEFAULT

            Section 7.01. Purchase Rights of Certificateholders. (a) At any time after the occurrence and during the continuance of a Triggering Event, each Applicable Certificateholder shall have the right (which shall not expire upon any purchase of the Class A Certificates by the Class B Certificateholders) to purchase, for the purchase price set forth in Section 7.01 of the Other Agreement relating to the Class A Certificates, all, but not less than all, of the Class A Certificates and the Class B Certificates upon ten days' written notice to the Class A Trustee, the Class B Trustee and each other Applicable Certificateholder, provided that (i) if prior to the end of such ten-day period any other Applicable Certificateholder notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (ii) if prior to the end of such ten-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder's desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class A Certificates and the Class B Certificates pursuant to this Section 7.01(a).

            (b) As used in this Section 7.01, the terms "Class A Certificate", "Class A Trustee", "Class B Certificate", "Class B Trustee" and "Class B Certificateholder" shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

            Section 8.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

            Section 8.02. GOVERNING LAW. THIS TRUST SUPPLEMENT AND THE SERIES 1999-2C CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Section 8.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the Guarantor, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.


                                      NORTHWEST AIRLINES, INC.

                                      By: /s/ Daniel B. Matthews
                                          ---------------------------------
                                          Name: Daniel B. Matthews
                                          Title: Vice President & Assistant
                                                 Treasurer


                                      NORTHWEST AIRLINES CORPORATION,
                                        as Guarantor

                                      By: /s/ Daniel B. Matthews
                                          ---------------------------------
                                          Name: Daniel B. Matthews
                                          Title: Vice President & Assistant
                                                 Treasurer


                                      STATE STREET BANK AND TRUST
                                      COMPANY OF CONNECTICUT, NATIONAL
                                      ASSOCIATION, as Trustee

                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:

            IN WITNESS WHEREOF, the Guarantor, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.


                                      NORTHWEST AIRLINES, INC.

                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                      NORTHWEST AIRLINES CORPORATION,
                                        as Guarantor

                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                      STATE STREET BANK AND TRUST
                                      COMPANY OF CONNECTICUT, NATIONAL
                                      ASSOCIATION, as Trustee

                                      By: /s/ Donald E. Smith
                                          ---------------------------------
                                          Name: DONALD E. SMITH
                                          Title: VICE PRESIDENT

                                    EXHIBIT A

                               FORM OF CERTIFICATE

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.

            Any person acquiring this Certificate by its acceptance hereof or its interest herein, will be deemed to represent and warrant to and for the benefit of each Owner Participant and the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or of entities which may be deemed to hold such plans, have not been used to purchase this Certificate or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold this Certificate will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

                  NORTHWEST AIRLINES 1999-2C PASS THROUGH TRUST

                                  Pass Through
                           Certificate, Series 1999-2C

                          Issuance Date: June 25, 1999

                  Final Legal Distribution Date: March 1, 2012

      Evidencing A Fractional undivided interest In the Northwest Airlines 1999-2C Pass Through Trust, The Property Of Which Includes Certain Equipment Notes Each Secured By An Aircraft Leased To Or Owned By Northwest Airlines, Inc.

Certificate
No. _____         $________ Fractional undivided interest representing 0.__% of the Trust per $1,000 of Reference Principal Amount

            THIS CERTIFIES THAT _______________, for value received, is the registered owner of a Fractional Undivided Interest in the amount of $_______ (the "Reference Principal Amount") in the Northwest Airlines 1999-2C Pass Through Trust (the "Trust") created by State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement, dated as of June 3, 1999 (as amended or supplemented, the "Basic Agreement"), by and among the Trustee, Northwest Airlines

Corporation, a Delaware corporation (the "Guarantor"), and Northwest Airlines, Inc., a Minnesota corporation (the "Company"), as supplemented by Trust Supplement No. 1999-2C thereto, dated as of June 25, 1999 (collectively, the "Agreement"), by and among the Trustee, the Guarantor and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, Series 1999-2C" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Intercreditor Agreement, to which Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is secured by a security interest in the Aircraft leased to or owned by the Company.

            Each of the Certificates represents a Fractional Undivided Interest in the Trust and the Trust Property and has no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

            Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each March 1 and September 1 (a "Regular Distribution Date"), commencing March 1, 2000 to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

            Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

            The Certificates do not represent an obligation of, or an obligation guaranteed by, or an interest in, the Guarantor, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right or payment, all as more specifically set forth herein and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Guarantor or the Company and the rights of the Certificateholders under the Agreement at any time by the Guarantor, the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interests and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

            Each Certificateholder or beneficial owner of a Certificate, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

            The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

            The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

            THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                      NORTHWEST AIRLINES 1999-2C
                                        PASS THROUGH TRUST

                                      By: STATE STREET BANK AND
                                            TRUST COMPANY OF
                                            CONNECTICUT, NATIONAL
                                            ASSOCIATION, as Trustee


                                           By: ________________________________
                                               Name:
                                               Title:

               FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                      STATE STREET BANK AND TRUST
                                        COMPANY OF CONNECTICUT,
                                        NATIONAL ASSOCIATION,
                                        as Trustee


                                      By:  _______________________________
                                           Name:
                                           Title:

                                    EXHIBIT B

                          DTC Letter of Representations

                                    EXHIBIT C

                           REGULAR DISTRIBUTION DATES
                                       AND
                               SCHEDULED PAYMENTS

Regular Distribution Date          Scheduled Payment

March 1, 2000...................... $ 1,341,670.41
September 1, 2000..................   3,297,202.58
March 1, 2001......................   3,344,456.71
September 1, 2001..................   8,338,750.40
March 1, 2002......................   6,863,768.24
September 1, 2002..................     137,404.84
March 1, 2003......................   3,199,789.31
September 1, 2003..................           0.00
March 1, 2004......................   5,675,668.17
September 1, 2004..................           0.00
March 1, 2005......................  10,093,611.82
September 1, 2005..................           0.00
March 1, 2006......................  11,207,013.18
September 1, 2006..................           0.00
March 1, 2007......................  10,829,259.07
September 1, 2007..................           0.00
March 1, 2008......................   8,913,247.59
September 1, 2008..................           0.00
March 1, 2009......................  11,343,797.48
September 1, 2009..................           0.00
March 1, 2010......................  17,374,911.54
September 1, 2010..................     161,448.66
March 1, 2011......................           0.00
September 1, 2011..................           0.00
March 1, 2012......................           0.00
September 1, 2012..................           0.00
March 1, 2013......................           0.00
September 1, 2013..................           0.00
March 1, 2014......................           0.00
September 1, 2014..................           0.00
March 1, 2015......................           0.00
March 1, 2016......................           0.00
March 1, 2017......................           0.00
September 1, 2017..................           0.00
March 1, 2018......................           0.00
September 1, 2018..................           0.00
March 1, 2019......................           0.00